UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007

ZULU ENERGY CORP.

(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3437301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Address of principal executive offices) (zip code)

(604) 602-1717

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2007, Zulu Energy Corp. (“Zulu Energy”, “we” or “us”) entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”), dated as of December 19, 2007,  with Nyati Mauritius Limited (“Nyati Mauritius”) and LMA Hughes LLLP (“LMA Hughes”).  Nyati Mauritius is the parent entity of Nyati Resources Limited, which holds 50% of the issued and outstanding capital stock of Nyati Resources Botswana (Proprietary) Limited (“Nyati Botswana”), which holds certain exploration licenses issued by the government of the Republic of Botswana.  On December 20, 2007, we also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of December 19, 2007, with Swansi Holdings Corp. (“Swansi”) to acquire the remaining 50% of the issued and outstanding capital of Nyati Botswana.  The Exchange Agreement and Stock Purchase Agreement are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 respectively.  The transactions contemplated by the Exchange Agreement and the Stock Purchase agreement were consummated and all closing conditions were met on December 20, 2007.  As a result of the transactions contemplated by the Exchange Agreement and Stock Purchase Agreement, Nyati Mauritius became our wholly-owned subsidiary, and we became the ultimate parent of Nyati Botswana.

Pursuant to the terms of the Exchange Agreement, we issued 30,000,000 shares of our common stock to LMA Hughes, which was the sole shareholder of Nyati Mauritius prior to the closing, in exchange for all of the issued and outstanding shares of capital stock of Nyati Mauritius.  As a result of the foregoing issuance, LMA Hughes became our largest shareholder.  We also granted LMA Hughes a 10% over-riding royalty interest in any properties that we acquire from LMA Hughes in the future and we agreed to reimburse LMA Hughes for certain expenses it incurred as part of this transaction.

Pursuant to the terms of the Stock Purchase Agreement, we are obligated to pay Swansi $3 million in the aggregate and issue to Swansi a warrant to purchase 15,000,000 shares of our common stock exercisable at $1.50 per share.  The warrant will have a five year term and have substantially the same terms as the warrants issued in the First Private Placement as described below.  We are obligated to conclude a $5 million private placement by January 19, 2008 and to pay $1.5 million dollars of the proceeds to Swansi as part of the purchase price.  We refer to this private placement as the “First Private Placement”.  By September 20, 2008, we are obligated to conclude a second private placement of at least $5 million of which $1.5 million is to be paid to Swansi as part of the purchase price.  If, however, we are not successful in concluding either the First Private Placement or the Second Private Placement, Swansi has the right to rescind the sale of its 50% ownership interest in Nyati Botswana under the terms of the Stock Purchase Agreement.

No members of the board of directors of Zulu Energy or the officers of Zulu Energy resigned their positions as a result of the foregoing transactions.

The issuances of the common stock to LMA Hughes was made pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, as, among other things, each transaction did not involve a public offering, the investor was an accredited investor, the investor had access to information about the company and their investment, the investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the common stock.

Item 2.01 Completion of Acquisition or Disposition of Assets.

DESCRIPTION OF ZULU ENERGY’S BUSINESS

The Company

We are a development stage company focused on plans to drill for and extract methane gas from coalbeds, known as coalbed methane (CBM), in the Republic of Botswana.  If we are successful in locating and developing coalbed methane in commercial quantities and raising the capital needed for such operations, we are considering one or more strategies to distribute or utilize for various purposes (including gas-to-diesel) the coalbed methane in Botswana and its neighboring countries.

We hold nine Prospecting Licenses, through Nyati Botswana, that were issued by the government of Botswana and which grant us the exclusive right for the exploration of coalbed methane on land to which the government of Botswana holds mineral rights.  Our licenses expire in September 2008, but we plan to renew these licenses.

We believe that coalbed methane will become a significant source of competition to conventional natural gas.  The potential resources of coalbed methane contained in the world’s coal deposits greatly exceed known conventional natural gas resources.  In many areas, coalbeds contain three times more gas than found in the equivalent thicknesses of limestone or sandstone.

Currently, Botswana depends on neighboring countries to meet its energy needs.  With the exception of coal, there are no oil, natural gas, or hydro resources in Botswana.  During the past five years Botswana has been successful in expanding its electrical grid and electrification of certain rural areas.  Botswana has created the goal of developing a greater choice of energy sources during the next five years.  The focus is on diversifying its oil supplies and reducing its exposure to energy imports including the development of renewable and environmentally clean energy sources such as coal bed methane.

Incorporation and Organization

We were incorporated on May 6, 2005 as Global Sunrise, Inc. in the State of Colorado.  Prior to our acquisition of Nyati Botswana, our efforts had been limited to organizational activities and capital formation and initial due diligence on a mineral claim in Ontario, Canada.  After careful consideration and review of the Botswana Coalbed Methane project, our board of directors determined that it would be in the best interest of the Company and its stockholders to abandon the mineral exploration project in Ontario, Canada and concentrate our efforts on the Botswana Coalbed Methane project.  In January 2007, we changed our name to Zulu Energy Corp.  Since early 2007, we have employed a new Chief Executive Officer and new Chief Financial Officer and appointed new members to the board of directors in conjunction with the resignation of the previous members of the board of directors.

On December 19, 2007, we acquired all the ownership interests in Nyati Botswana in two simultaneous transactions.  As further described in Item 1.01 of this Current Report on Form 8-K, we acquired half of the ownership interests in Nyati Botswana from Swansi Holding Corp. and obtained the remaining ownership interest by acquiring Nyati Mauritius Limited, which holds fifty percent of the ownership interests in Nyati Botswana through a subsidiary.  We have previously granted overriding royalty interests in the land that is subject to the Prospecting Licenses equal to in the aggregate 10%.

Business Strategy

Our Prospecting Licenses allow us to explore for Coalbed Methane on approximately 2.2 million acres of land in the Pandamatenga area located in the northeast region of the Republic of Botswana on the southern African continent.  This area of Botswana is adjacent to the western area of the Republic of Zimbabwe where coal was discovered in the late 1970s and coalbed methane was subsequently discovered.  We believe the strata in Zimbabwe extend west into Botswana, and we intend to confirm this belief during our initial exploration phases.  Our goal is to discover and produce substantial commercial quantities of coalbed methane on the property under our Prospecting Licenses.  However, no assurance can be given that commercial quantities of coalbed methane will be produced.

Our business strategy is predicated on obtaining the necessary capital to fund the required operations.  In the early stages of our business strategy, we plan to raise the required funds through primarily equity financings.  If we conclude, based on our exploration and testing, that commercial quantities of coalbed methane can be extracted from the area to which we hold licenses we will need substantially more capital for operations and to construct required infrastructure to distribute the methane or otherwise bring the methane to market.  Such financings could lie with development banks that are focused on this part of Southern Africa, including the United States Trade & Development Agency and the World Bank, or large institutional investors.

Our business plan is focused on a strategy for maximizing our expertise in identifying and developing coalbed methane resources in Botswana.  To date, execution of our business plan has largely focused on identifying and obtaining prospective coalbed methane licenses in Botswana.  Successful coalbed methane drilling is dependant on the knowledge and experience of the management team.

The three important concepts in defining economically viable coalbed methane acreage are coal thickness, the relationship between gas content and saturation, and permeability.  During our initial exploration phases we intend to validate the economic viability of extracting commercial volumes of coalbed methane from the area to which we hold licenses.

Our business plan involves three phases.  During the first phase we plan to drill approximately nine exploration wells to confirm the coal deposit, identify the absorption rates and gas content of the coal and identify production pilot locations.  We anticipate that this initial exploration phase will last approximately six months.  We plan to begin test drilling and initiate this first phase as soon as practicable after we have received funding.  We expect that approximately $7 million of capital will be necessary for the first phase.  Assuming we are successful in locating coalbed methane and raising the required capital, the second phase will likely involve the drilling of approximately 16 production test wells with the intent of demonstrating production and commercial viability or commercial volumes of coalbed methane.  This phase will also likely include the dewatering of the coal and gas production and is expected to last approximately six months.  The third phase will likely involve adding more wells to the pilot wells drilled in the second phase, expand our then existing well footprint and increase production.  We anticipate that phase three will last approximately nine months.  Costs for the second and third phase are estimated at $20 million.  The initiation and completion of each of the three contemplated phases will require us to raise sufficient capital.  At this time we have no commitments or agreements for the raising of capital.

If we are successful in locating and developing coalbed methane in commercial quantities and we are successful in obtaining the requisite funding, we plan to utilize the methane for one or more market uses including but not limited to (i) a stand-alone power supply systems including small-scale self-contained gas turbines for power generation that would provide electricity to the national electricity grid network, (ii) gas-to-liquid production to produce high quality diesel fuel from coalbed methane, (iii) gas-fired power generation plant connecting to the national electricity grid and exporting to neighboring countries, or (iv) the development of a fertilizer plant using coalbed methane as a feedstock and as an energy source for ammonia production for internal use and export.  None of the foregoing plans are assured and we have no commitments or agreements for funding at this time.

The Coalbed Methane Industry

Little more than a half-century ago, drillers seeking valuable crude oil bemoaned the discovery of natural gas, despite it being the most efficient and cleanest burning fossil fuel.  Given the lack of transportation infrastructure at the time, wells had to be capped or the gas flared.  As the U.S. economy expanded after World War II, the development of a vast interstate transmission system facilitated widespread consumption of natural gas in homes and business establishments.  The demand for natural gas rose sharply in the 1980’s, when consumers and businesses began to find more uses for it.  After years as a low-value commodity, natural gas ascended into the spotlight as demand for the fuel to fire power plants, heat homes and serve as a chemical feedstock outstripped the petroleum industry's ability to tap new reserves. It is our belief that a similar use of natural gas in Africa would have a positive impact on the economic health of Botswana and its neighboring countries and would be a viable business opportunity for us.

We believe the success of coalbed methane developments has been largely the result of improved drilling and completion techniques (including horizontal/lateral completions), better hydraulic fracture designs and significant cost reductions as a result of highly dependable gas content and coalbed reservoir performance analysis.  Also aiding this sector’s growth is the apparent shortage of quality conventional exploration and development projects.

We also believe that a major reason propelling the growth in coalbed methane production is its relatively low finding and development costs.  Coalbed methane fields are often found where deeper conventional oil and gas reservoirs have already been developed.  Therefore, considerable exploration-cost reducing geologic information is often readily available.  This available geological information, combined with comparatively shallow depths of prospective coalbed reservoirs, reduces finding and development costs.

Coalbed Methane

Natural gas normally consists of 80% or more methane with the balance comprising such hydrocarbons as butane, ethane and propane.  In some cases it may contain minute quantities of hydrogen sulfide, referred to as sour gas.  Coalbed methane is, generally, a sweet gas consisting of 95% methane and thus is normally of pipeline quality.  Coalbed methane is considered an unconventional natural gas resource because it does not rely on conventional trapping mechanisms, such as a fault or anticline, or stratigraphic traps.  Instead coalbed methane is absorbed or attached to the molecular structure of the coals which is an efficient storage mechanism as coalbed methane coals can contain as much as seven times the amount of gas typically stored in a conventional natural gas reservoir such as sandstone or shale.

Coalbed methane is kept within coal by pressure.  To produce the gas the water in the coalbed has to be removed, generally by using pumps.  As pressure is reduced, the gas desorbs from the coal, flows to the well, and flows up the casing.  At the wellhead, the flow rate is measured, and the gas is collected and compressed for transmission via pipelines to household, commercial and industrial users hundreds to thousands of miles away.  As dewatering begins to lower the reservoir pressure, gas production occurs rapidly. If the target seam is under-saturated at a specific depth, significant water production must occur to reduce the reservoir pressure to allow gas production to commence.  This process usually requires the drilling of adjacent wells and sometimes takes 6 to 36 months to complete.  Coalbed methane production typically has a low rate of production decline and an economic life typically of 10 to 20 years.

The principal sources of coalbed methane are either biogenic, producing a dry gas which is generated from bacteria in organic matter, typically at depths less than 1,000 feet, or thermogenic, which is a deeper wet gas formed when organic matter is broken down by temperature and pressure.

The three main factors that determine whether or not gas can be economically recovered from coalbeds are: (1) the relationship between the gas saturation and the content of the coals; (2) the permeability or flow characteristics of the coals; and (3) the thickness of the coalbeds.  Relatively high permeability, which can affect the ability of gas to easily travel to the borehole, is an important factor for the success of coalbed methane wells, but is not absolutely required.

Commodity Price Volatility

Oil and natural gas prices are volatile and subject to a number of external factors.  Prices are cyclical and fluctuate as a result of shifts in the balance between supply and demand for oil and natural gas, world and North American market forces, conflicts in Middle Eastern countries, inventory and storage levels, OPEC policy, weather patterns and other factors.  OPEC supply curtailment, tensions in the Middle East, increased demand in China and low North American crude stocks have kept crude oil prices high.  Natural gas prices are greatly influenced by market forces in North America since the primary source of supply is contained within the continent.  Market forces include the industry's ability to find new production and reserves to offset declining production, economic factors influencing industrial demand, weather patterns affecting heating demand and the price of oil for fuel switching.

Competition

To our knowledge no other company is producing coalbed methane in Botswana but there is no assurance that other companies with greater resources than what we have will not explore for and produce coalbed methane in Botswana.  CIC Energy Corp., however, is engaged in the development and mining of two coal properties located in the Mmamabula Coalfields in Southeastern Botswana and has stated that its business objective is to develop two coal-integrated power stations in Mmamabula, Botswana.

Governmental and Environmental Regulations

Our operations in Botswana are or will be subject to various types of regulation under the laws of the Republic of Botswana.  Such regulation includes requiring licenses for the drilling of exploratory wells; environmental impact studies and assessments depending on the phase of exploration or production; permitting and additional license requirements once operations approach commercial production.  Following our exploration and identification of coalbed methane in commercial quantities, we will be required to obtain a mining license from the government of Botswana and potentially other permits.  In addition, we will be required to fund an environmental assessment or study prior to producing commercial quantities of coalbed methane.

Failure to comply with any laws and regulations may result in the assessment of administrative, penalties, the imposition of injunctive relief or both.  Moreover, changes in any of these laws and regulations could have a material adverse effect on our business.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the energy industry.

We plan to establish guidelines and management systems to ensure compliance with governmental laws, rules and regulations.  The existence of these controls cannot, however, guarantee total compliance with these laws, rules and regulations.

Employees

As of December 27, 2007, we had one full-time, at-will employee and one full time employee with whom we have entered into an employment agreement.  We intend to hire additional employees upon receipt of additional financing.

RISK FACTORS

We Have a History Of Losses Which Should Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We (Nyati Resources Limited) incurred net losses of $24,018 & $7,087 and $31,105 for the years ended December 31, 2006 and 2005 and for the period from August 11, 2005 (date of inception) to December 31, 2006, respectively, and $48,468 and $1,418 for the nine months ended September 30, 2007 and September 30, 2006, respectively.  We are in the development stage and there can be no assurance that we can achieve revenues or profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks inherent in the establishment of a business enterprise, and the special risks of resource exploration.  Due to the nature of our business plan to make substantial expenditures for exploration and development activities in 2008 without sources of revenues, we expect to incur a substantial loss in 2008.  Revenues and profits, if any, in future years will depend upon various factors, including the results of our exploration and development programs.  We may not achieve our business objectives and the failure to achieve our goals would have an adverse impact on us.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated August 8, 2007, our independent auditors stated that our financial statements were prepared assuming that we would continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations.  We continue to experience net operating losses.  Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources to commence and develop our operations and generate a profit, including obtaining additional funding from the sale of our securities, developing revenues or obtaining loans from various financial institutions where possible.  Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurance that such methods will prove successful.

There Is No Assurance That We Will Establish Commercial Discoveries on Our Properties.

We have no proven reserves on our properties in Botswana, and there is only limited data from neighboring areas.  Although we believe the neighboring geologic strata may extend into our properties, until we explore the properties, we cannot be certain of the nature of the resource.  We may not establish commercial discoveries on any of our properties.

Because We Are Small and Do Not Have Much Capital, We May Not Be Able to Commence or Properly Execute Our Proposed Operations, Which May Result in a Loss of Your Investment.

Because we are small and do not have much capital, we may not be able to commence or properly execute our proposed operations.  We must raise capital to initiate and execute the initial exploration phases of our business strategy.  We have no commitments or agreements for funding at this time.  As such we may not be able to complete an exploration program that is as thorough as we would like.  In that event, existing reserves may go undiscovered.  Without finding reserves, we cannot generate revenues and you will lose your investment.  Our plans to commercialize coalbed methane in Botswana will require additional substantial funding.  Such funding is not guaranteed and if we are unable to raise such funds we will be unable to generate revenues and you will lose your investment.

We Have a Limited Operating History and if We Are Not Successful in Commencing Our Exploration Operations and Growing Our Business, Then We May Have to Cease All of Our Operations.

We have no history of revenues from operations.  We have yet to generate earnings and there can be no assurance that we will ever operate profitably.  Our success is significantly dependent on a successful exploration, development and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis.  If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

The Volatility of Natural Gas and Oil Prices Could Have a Material Adverse Effect on Our Business.

We have not yet begun to produce and sell Coalbed Methane.  However, the prices of natural gas and oil affect our business to the extent that such prices influence a decision to invest in our company.  If the prices of natural gas and oil are low, investors may decide to invest in other industries.

Terms of Subsequent Financings May Adversely Impact Your Investment.

We expect to engage in common equity, debt, or preferred stock financings to finance our initial operations.  Your rights and the value of your investment in our common stock could be reduced by any type of financing we do due to the senior rights and preferences granted in those financings, or the prices at which the securities are sold by us.  In addition, any share of common stock that we sell could be sold into the market impacting the price of our common stock.

If We Are Unable to Retain the Services of Mr. Paul Stroud or If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued services of Mr. Paul Stroud, our Chief Executive Officer, President, and a director.  Loss of the services of Mr. Stroud could have a material adverse effect on our growth, revenues, and prospective business.  In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business.  Competition for qualified individuals is intense.  There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

The Term of Our Coalbed Methane Prospecting Licenses Expires in September 2008 and Renewal of These Licenses Cannot Be Assured

Our nine Coalbed Methane Prospecting Licenses granted to us by the government of the Republic of Botswana have three year terms and expire in September 2008.  We have not made the required expenditures as required by the license during the first and second years of the licenses.  Although we plan to make substantial expenditures in early to mid 2008, renewal of our licenses cannot be assured.

The Potential Profitability of Our Project Depends Upon Factors Beyond the Control of Our Company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our financial performance.

The marketability of Coalbed Methane in Botswana is not assured and will be affected by numerous factors beyond our control. Infrastructure for the distribution or conversion of this energy resource would have to be created, which will involve planning, funding and governmental approval.  Other factors include market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

The Oil And Gas Industry Is Highly Competitive.

The oil and gas industry is intensely competitive.  We will compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs.  Accordingly, there is a high degree of competition for competent and experience personnel, exploration equipment, desirable leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.  We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Our Proposed Exploration and Development Operations are Subject to Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on Our Company.

Our proposed exploration and development activities are subject to the regulations and laws of the Republic of Botswana.  Oil and gas operations in Botswana are subject to laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Various licenses and permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  Environmental standards imposed by governmental authorities may be changed and any such changes may have material adverse effects on our activities.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us.  Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.  To date we have not been required to spend any material amount on compliance with environmental regulations.  However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration Activities are Subject to Certain Environmental Regulations Which May Prevent or Delay the Commencement or Continuance of Our Operations.

In general, our exploration activities are subject to certain Botswana laws and regulations relating to environmental quality and pollution control.  Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation.  Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date.  These laws and regulations may be changed and we are unable to predict the ultimate cost of compliance.

Exploratory Drilling Involves Many Risks and We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position.

Drilling operations generally involve a high degree of risk.  Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure.  Incurring any such liability may have a material adverse effect on our financial position and operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the Republic of Botswana or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

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Our ability to raise capital when needed and on acceptable terms and conditions;

•

Delays in the exploration and development of our operations in Botswana due to unavailability of equipment, labor or supplies, limited capacity among engineering, procurement and drilling firms, climatic conditions or otherwise;

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Insufficient transportation and transmission capacity, geological and mechanical conditions;

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Delays or failures in obtaining regulatory permits and/or licenses concerning mining, power generation, gas distribution and related requirements;

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Political risks of operating in Africa;

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Lack of infrastructure to distribute commercial quantities of coalbed methane;

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Lack of markets for coalbed methane;

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The intensity of competition; and

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General economic conditions

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  All forward-looking statements speak only as of the date of this Form 8-K.  We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Overview

We are a development stage independent oil and gas company focused on the exploration and development of oil and gas resources.  We were incorporated on May 6, 2005 and acquired nine Prospecting Licenses for the exploration of coal bed methane in the Republic of Botswana in Southern Africa.  Our business plan is focused on discovery and production of substantial commercial quantities of coalbed methane in the Pandamatenga area of Northeastern Botswana.

Paul Stroud is our Chief Executive Officer.  He has worked in the energy industry for over 30 years including as an employee for Royal Dutch Shell and UNOCAL and as an independent consulting engineer.  Mr. Stroud has been involved in the acquisition of leases, exploration and production.  He has substantial experience with coalbed methane and is in the process of assembling our development and management team.

Operations Plan

Our Prospecting Licenses allow us to explore for coalbed methane on approximately 2.2 million acres of land in the Pandamatenga area located in the northeast region of the Republic of Botswana on the southern African continent.  We have previously granted overriding royalty interests in the land that is subject to the Prospecting Licenses equal to 10% in the aggregate.

Our goal is to discover and produce substantial commercial quantities of coalbed methane on the property under our Prospecting Licenses.  No assurance can be given that commercial quantities of coalbed methane will be produced, if at all.  The execution of our business plan will require additional capital which we do not now have on hand.  The availability for such funding is also not assured.

Our business plan involves three phases.  During the first phase we plan to drill approximately nine exploration wells to confirm the coal deposit, identify the absorption rates and gas content of the coal and identify production pilot locations.  We anticipate that this initial exploration phase will last approximately six months.  We plan to begin test drilling and initiate this first phase as soon as practicable after we have received funding.  We expect that approximately $7 million of capital will be necessary for the first phase.  Assuming we are successful in locating coalbed methane and raising the required capital, the second phase will likely involve the drilling of approximately 16 production test wells with the intent of demonstrating production and commercial viability or commercial volumes of coalbed methane.  This phase will also likely include the dewatering of the coal and gas production and is expected to last approximately six months.  The third phase will likely involve adding more wells to the pilot wells drilled in the second phase, expand our then existing well footprint and increase production.  We anticipate that phase three will last approximately nine months.  Costs for the second and third phase are estimated at $20 million.  The initiation and completion of each of the three contemplated phases will require us to raise sufficient capital.  At this time we have no commitments or agreements for the raising of capital.

If we conclude, based on our exploration and testing, that commercial quantities of coalbed methane can be extracted from the area to which we hold licenses we will need substantially more capital to construct required infrastructure to distribute the methane or otherwise bring the methane to market.  Such financings could lie with development banks that are focused on this part of Southern Africa, including the United States Trade & Development Agency and the World Bank, or large institutional investors, but we have no commitments or arrangements in place for these financings.

Our current cash position is not sufficient to fund our cash requirements during the next twelve months, including operations and capital expenditures.  We intend to seek equity and/or debt financing to support our proposed coalbed methane operations and capital expenditures.  We cannot assure that continued funding will be available or available on terms acceptable to us.

Our future financial results will depend primarily on (1) our ability to discover and produce commercial quantities of coalbed methane; (2) the market price for oil and gas; and (3) our ability to fully implement our exploration and development program with respect to these and other matters.  We cannot assure that we will be successful in any of these activities or that the prices of oil and gas prevailing at the time of production will be at a level allowing for profitable production.

We have not entered into commodity swap arrangements or hedging transactions. Although we have no current plans to do so, we may enter into commodity swap and/or hedging transactions in the future in conjunction with oil and gas production. We have no off-balance sheet arrangements.

Liquidity and Capital Resources

We have no cash on-hand and we will require additional funding to carry out our intended objectives during the next twelve months.

There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us and that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern.  We currently have no firm commitments for any additional capital.

The trading price of our shares of common stock could make it more difficult to obtain financing through the issuance of equity or debt securities.  Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock.  If additional financing is not available or is not available on acceptable terms, we will have to change our business or cease our operations.

Summary of Significant Accounting Policies

Our consolidated financial statements have been prepared on a going concern basis. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion been properly prepared within the framework of the significant accounting policies summarized below:

Accounting Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on the historical trends and other information available when the consolidated financial statements are prepared. Changes in the estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all investment purchased with a maturity of three months or less to be cash equivalents.

Exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as exploration stage.

Oil and Gas Properties

The Company accounts for its crude oil exploration and natural gas development activities utilizing the successful efforts method of accounting.  Under this method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized.  Oil and gas lease acquisition costs are also capitalized.  Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred.  Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities.  The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the unit-of-production amortization rate.  A gain or loss is recognized for all other sales of producing properties.  During the year $0 was charged to exploration expense for dry hole costs.

Asset Retirement Obligations

We recognize the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability.

Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the related asset retirement cost capitalized as part of the carrying amount of the related long-lived asset. At December 31, 2005 and 2004, the fair value of the oil and gas property’s site restoration costs is insignificant.

Long-Lived Assets Impairment

Our long-term assets are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations, undiscounted and without interest charges. If impairment is deemed to exist, the assets will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on the quoted market values, discounted cash flows or internal and external appraisal, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Income Taxes

We have adopted SFAS No. 109, “Accounting for Income Taxes”, going forward, which requires us to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Stock-based Compensation

We have adopted SFAS No. 123R “Share-Based Payment” as amended by SFAS No. 148 "Accounting for Stock-based Compensation - Transition and Disclosure”. We will recognize stock-based compensation expense using a fair value based method.

Accounting for Derivative Instruments and Hedging Activities

We have adopted SFAS No. 133 “Accounting for Derivative and Hedging Activities”, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain and loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. We have not entered into derivative contracts either to hedge existing risks or for speculative purposes, but we may use derivative contracts in the future solely for hedging prices on production.

DIRECTORS AND EXECUTIVE OFFICERS

Names:	Ages	Titles:	Board of Directors
Paul Stroud	60	President, Chief Executive Officer	President, CEO since September 24, 2007.
Satyendra Deshpande	29	Secretary, Treasurer & Chief Financial Officer	Secretary, Treasurer, CFO since September 26 2007
Pierre Besuchet	67	Director	Director since March 4, 2007
Abdul Majeed Al Faheem	48	Director	Director since March 4, 2007
Mohamed Gova	63	Director	Director since September 27, 2007

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Currently there are five seats on our board of directors.

Directors serve without cash compensation and without other fixed remuneration.  Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Mr. Paul Stroud, President, CEO and Director

Mr. Stroud brings over thirty years of experience in all facets of the energy industry, world-wide.  His background includes in depth experience in onshore and offshore oil and gas exploration and drilling; coal bed methane wells; and hot water and high pressure steam (thermal) wells.  Mr. Stroud graduated from Sacramento State College in 1971 and joined Royal Dutch Shell as an engineer.  In 1975 he joined UNOCAL in their geothermal division until leaving in 1998 to start his own consulting business.  As a consultant he headed projects for OESI in Hawaii and Calthaness Corporation in Indonesia.  In 2003 Mr. Stroud joined Jim Huber Corporation in Gillette Wyoming as Project Manager for CBM Development and Pinnacle Gas Resources, Inc., two companies heavily involved in the CBM exploration and production in Sheridan, Wyoming.  From 1998 through 2006, Mr. Stroud served as President of Solutions Team, Inc., a resource planning and operational consulting firm.  Prior to joining Zulu Energy Corp. as President and Chief Executive Officer in September of 2007, Mr. Stroud has also served as Chief Operating Officer of Tatonka Oil and Gas, Inc., headquartered in Denver, Colorado, and as President of Ram Energy, Inc. beginning in 2006.

Mr. Satyendra Deshpande, Secretary, Treasurer, Chief Financial Officer and Director

Mr. Deshpande has over 8 years of experience in the areas of accounting and finance across multiple industries ranging from public and private corporations to banks, educational institutions and non-profit organizations.  Mr. Deshpande has experience in financial analysis, SEC reporting for public companies and in addressing complex US GAAP and Sarbanes Oxley (SOX) compliance issues.  He has been actively involved in annual budgeting process and working capital management of large to midsize public corporations.  Prior to 2002, he was actively involved in compiling, analyzing and reporting on financial statements of small to mid sized public as well as private corporations.  He has also worked in the capacity of Chief Internal Auditor at a large public accounting firm in India during the course of completion of his Chartered Accountancy.  Mr. Deshpande has also earned a MBA in Finance and Accounting at San Diego State University and a Masters in Commerce from a reputed university in India.  Prior to joining Zulu Energy Corp. as Secretary, Treasurer and Chief Financial Officer in September of 2007, Mr. Deshpande has also served as the Controller of Tatonka Oil and Gas, Inc., headquartered in Denver, Colorado, beginning in January 2006.  From February 2004 through January 2006, Mr. Deshpande served as a Senior Accountant/Senior Financial Analyst at Ingledew & Associates in La Jolla, California.  From 1998 to 2003, Mr. Deshpande served as Chief Internal Auditor at a large Chartered Accountancy firm in India.

Mr. Pierre Besuchet, Director

Mr. Besuchet has over forty years experience is asset management and investment banking research.  He is founder and managing director of Pierre Besuchet, Asset Management, Geneva, Switzerland. He is currently Director of Faisal Finance S.A., controlled by Dar al-Maal Islami, S.A., Switzerland, Indufina S.A., Switzerland, and Valor Invest Ltd., a Virgin Island corporation.  He also serves on the board of directors of W2 Energy Inc., an Ontario corporation, Lunden Mining of Vancouver, British Columbia and Orko Silver Corporation.  Mr. Besuchet resides in Geneva, Switzerland.

Mr.  Abdul Majeed A. Al Fahim, Director

Mr. Majeed, a resident of Dubai, United Arab Emirates,  received a BA in Business Administration from Eastern Washington University and a MBA from the University of Toledo, Ohio.  He has served as Executive Director of the private office of HH Dr.  Sheik Sultan Bin Khalifa Bin Zayed Al Nahyan since April, 2001.  He also has served since July, 2001 as Chief Executive of Spectrum Limited LLC.  From March 1995 through April 2001 Mr. Majeed  was Head of the Projects and Direct Investment division of Abu Dhabi Investment Company (ADIC).  From September 1991 through March 1995 he held the position of Lecture of Finance and Banking at UAE, United Arab Emirates.

Mr. Mohamed H. Gova, Director

Mr. Gova, a citizen of the United Kingdom, has over 30 years experience in the bidding, negotiation, acquisition and execution of major oil & gas contracts.  He is a graduate of the University of Kent with a BS degree and a MBA degree from Warwick University.  He has held various positions as set forth below.  Mr. Gova currently serves as a Commercial Director for  Petrofac International, Ltd. and Sharjah, UAE.  From 2004 to 2007, Mr. Gova served as Secondment from Halliburton / KBR to AgipKCO Management Team, Kashagan Development Project, Sharjah,UAE, and Kazakhstan and was a Senior member of the Execution Contract Management Team (ECMT), which was based in Sharjah, UAE.  From 2000 to 2004, Mr. Gove served as Contracts Director for the Thames Gateway Project London, UK, a $380m Project Finance Initiative to Build, Operate, Own and Turnover, (BOOT) lump sum project involving upgrading to motorway standards, 20 kms of a main road into London.

EXECUTIVE COMPENSATION

We have not paid any compensation to our executive officers from our date of incorporation, May 6, 2005, through August 11, 2005, through June 30, 2007, the completion of our last fiscal year, as identified below.

The following table sets forth all compensation paid to our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Salary ($)	Annual Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Brant Hydno, President, CEO and Treasurer (1)	2007	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0

Peter Hydno, Secretary (2)	2007	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0

(1) Mr. Brant Hydno resigned as our President, CEO and Treasurer effective July 18, 2007.

(2) Mr. Peter Hydno resigned as our Secretary effective March 4, 2007.

Employment Agreements

With the exception of Paul Stroud, who became our President and CEO on September 24, 2007, following the conclusion of our last fiscal year, we currently have no written employment agreements with any of our officers.

Paul Stroud, CEO

Effective September 24, 2007, we entered into an employment agreement with Paul Stroud to serve as our Chief Executive Officer.  Pursuant to the agreement, Mr. Stroud will receive an annual base salary of $240,000.  In addition, we granted Mr. Stroud 3,000,000 options to purchase shares of our common stock at $1.81 per share.  Upon the Company authorizing a qualified stock option plan, the options issued hereunder shall be exchanged for qualified options under the stock option plan, with vesting and terms to be in accordance with the stock option plan.  In addition, Mr. Stroud is entitled to a signing bonus and an annual bonus at the discretion of the board of directors and to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time.

Directors

We have not paid any compensation to our directors from our date of inception, which was May 6, 2005, through the completion of our last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 26, 2007 there were 82,000,000 shares of common stock outstanding.  The following sets forth, as of December 26, 2007, the ownership of our common stock held by each person who beneficially owns more than 5% of our common stock, each of our directors, each executive officer, and all of our directors and executive officers as a group.  Except as otherwise indicated, all shares are owned directly and the named person possesses sole voting and sole investment power with respect to all such shares.  Shares not outstanding but deemed beneficially owned because a person or a member of a group has a right to acquire them within sixty (60) days after December 26, 2007 are treated as outstanding only when determining the amount and percentage owned by such person or such group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2), (3)
Paul Stroud (4)	3,000,000	3.66%
Satyendra Deshpande	0	0%
Pierre Besuchet	0	0%
Abdul Majeed Al Faheem	0	0%
Mohamed Gova	0	0%
All officers and directors as a group (5 persons)	3,000,000	3.66%
LMA Hughes LLLP (5) c/o Nerine Trust Company PO Box 434 Nerine House St. George’s Place St. Perter’s Port Guernsey, GY1 3ZG Channel Islands	30,000,000	36.59%
Brant Hodyno 83-40 Austin Street, Ste 2G Kew Gardens NY 11415	5,000,000	6.09
Peter Hodyno 28 Preston Street, Huntington, NY 11743	5,000,000	6.09%
Donald Murdock LM 122-2303 4th Street SW Calgary, AB CANADA T2S 2S7	5,000,000	6.09%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Zulu Energy Corp. 1066 West Hastings Street, Vancouver, BC V6E 3X2.
(2)

Under SEC Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report.

(3)	Percentages are based on an aggregate 82,000,000 shares issued and outstanding as of December 26, 2007.
(4)	Mr. Stroud holds an option, which is currently exercisable, to purchase 3,000,000 shares of our common stock with an exercise price of $1.81 per share.
(5)	Mr. Hughes is the President of Hughes Ventures, which is the general partner of LMA Hughes LLLP and has voting and investment control of the shares owned by LMA Hughes LLLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to completion of the transactions described in Item 1.01 above, we borrowed $162,610 from LMA Hughes LLLP, our largest shareholder.  As of September 30, 2007, this loan remains payable to LMA Hughes LLLP and is unsecured, non-interest bearing and without specific terms for repayment.

As part of the transactions described in Item 1.01 above, we granted a 10% overriding royalty interest to LMA Hughes LLLP on any properties LMA Hughes LLLP finds, acquires or purchases that we subsequently acquire from LMA Hughes LLLP.

None of the other Directors or other Officers of the Company, nor any proposed nominee for election as a Director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any promoter of the Company, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the incorporation date of or in any presently proposed transaction which, in either case, has or will materially affect the Company.  The Company has not entered into transactions with any member of the immediate families of the foregoing persons, nor is any such transaction proposed.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We have our common stock listed for quotation on the OTC Bulletin Board under the symbol “ZLUE”.  We began trading on January 1, 2007.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock during our last two fiscal years.  These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High Bid	Low Bid
Fiscal Year 2008
First Quarter	$2.35	$2.20
Fiscal Year 2007
First Quarter	None	None
Second Quarter	None	None
Third Quarter	$4.00	$1.00
Fourth Quarter	$2.25	$1.40
Fiscal Year 2006
First Quarter	None	None
Second Quarter	None	None
Third Quarter	None	None
Fourth Quarter	None	None

Holders

As of December 26, 2007, we had approximately 22 holders of record of our common stock and a total of 82,000,000 shares issued and outstanding.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  The transfer agent of our common stock is Holladay Stock Transfer, Inc. with address at 2939 N 67th place, Scottsdale, AZ 85251.

Dividends

On January 8, 2007, we declared a 10-for-1 forward stock split of our issued and outstanding commons stock.  We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended June 30, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

As discussed in “Executive Compensation” above, pursuant to the employment agreement we entered into with our President and Chief Executive Officer we have granted options to purchase 3,000,000 shares of our common stock at an exercise price of $1.81 per share.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.0001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.  As of December 27, 2007, there were 82,000,000 shares of the Company’s common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

During the fiscal year ended June 30, 2007 (i) there were no disagreements between the Company and Madsen and Associates CPA’s, Inc. (“Madsen”) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Madsen would have caused Madsen to make reference to the matter in its reports on the Company’s financial statements dated September 28, 2007.  Madsen’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, or was modified as to audit scope or accounting principles.  During the two fiscal years ended June 30, 2007 and 2006, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

RECENT SALES OF UNREGISTERED SECURITIES

From our date of incorporation, May 6, 2005, we have issued the following securities.

The Company issued 10,000,000 shares of its common stock on May 6, 2005 to two shareholders in exchange for services rendered valued at $1,000.  The issuance of the foregoing common stock was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Company issued 5,000,000 shares of its common stock on September 24, 2005 valued at $500 for partial payment of the purchase of three mineral claims.  The issuance of the foregoing common stock was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the year ended June 30, 2006 the Company issued 37,000,000 shares of its common stock in exchange for cash.  The shares were valued at $.01 per share for an aggregate value of $37,000.  The issuances of the foregoing common stock were made pursuant to Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

On January 8, 2007, the Board of Directors of the Company authorized a ten to one (10 – 1) forward split of the Company’s issued and outstanding shares of common stock.  The total issued and outstanding shares of common stock before the split were 5,200,000 and immediately after the split the total issued and outstanding shares were 52,000,000.  In addition the Company changed the par value of its common stock from $0.001 to $.0001.  The effect of this stock split has been reflected retroactively in the financial statements as if the stock split had occurred at the inception of the Company.  Discussion in this Form 8-K of the number of shares of the Company’s common stock takes into account the forward stock split.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Colorado Business Corporation Act and the Company’s Articles of Incorporation and Bylaws.  These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director.  The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our principal offices are located at 1066 West Hastings Street, Suite 2610, Vancouver, BC V68 3X2.  We intend to move our principal offices to 950, Seventeenth Street, Suite 2300, Denver, Colorado 80202 for convenience of operations.  We intend to sublease this property from Tatonka Oil and Gas, Inc. at terms mutually acceptable to both parties.

LEGAL PROCEEDINGS

There are no legal proceedings in which the Company is involved.

Item 3.02 Unregistered Sales of Equity Securities.

As further discussed in Item 1.10 of this Form 8-K above, pursuant to a Stock Exchange Agreement and Plan of Reorganization, dated December 19, 2007, the Company issued 30,000,000 shares of common stock to LMA Hughes LLLP on December 20, 2007.  This issuance of common stock is exempt from the registration requirements pursuant to Rule 506 of Regulation D and Rule 4(2) of the Securities Act of 1933, as amended.

Item 5.06 Change in Shell Company Status.

See Item 2.01 of this Form 8-K above.

Item 7.01

Regulation FD Disclosure

On December 24, 2007, the Company issued a press release to announce the events reported under Item 1.01 above.  The text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited Financial Statements of Nyati Mauritius Limited and Subsidiary for the fiscal years ended December 31, 2006 and 2005 and unaudited financial statements for the nine month period ended September 30, 2007.

(b) Pro forma financial information.

Not applicable.

(c) Shell Company Transactions

Consolidated unaudited pro forma financial statements for the year ended June 30, 2007 and for the three months ended September 30, 2007.

(d) Exhibits

Exhibit Number

Description

Exhibit 3.1

Amended and Restated Articles of Incorporation

Exhibit 10.1

Stock Exchange Agreement and Plan of Reorganization, dated as of December 19, 2007

Exhibit 10.2

Stock Purchase Agreement, dated as of December 19, 2007

Exhibit 10.3

Tax Indemnification Agreement, dated as of December 19, 2007

Exhibit 99.1

Press release dated December 24, 2007 of Zulu Energy Corp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Dated: December 27,	2007	By: /s/ Paul Stroud
Name: Paul Stroud
Title: Chief Executive Officer

ZULU ENERGY CORP.

Index to Financial Statements

Page
Report of Independent Registered Certified Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-3

Consolidated Statement of Operations for the year ended December 31, 2006, the period from August 11, 2005 (Inception) to December 31, 2005 and period from August 11, 2005 (Inception) to December 31, 2006

F-4
Consolidated Statement of Stockholders’ Deficit for the period August 11, 2005 (Date of Inception) to December 31, 2006	F-5

Consolidated Statements of Cash Flows for the twelve months ended December 31, 2006, for the period from August 11, 2005 (Inception) to December 31, 2005 and for the period from August 11, 2005 (Inception) to December 31, 2006

F-6
Notes to Financial Statements	F-7
Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006	F-13
Consolidated Statement of Operations for the nine months ended September 30, 2007 and 2006 and the period from August 11, 2005 (Inception) to September 30, 2007	F-14
Consolidated Statement of Stockholders’ Deficit for the period August 1, 2005 (Date of Inception) to September 30, 2007	F-15
Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 and for the period from August 11, 2005 (Inception) to September 30, 2007	F-16
Notes to Financial Statements	F-17
Pro Forma financial information (Unaudited)	F-23

Independent Auditors' Report

To the Director and Shareholders Nyati Mauritius Limited

We have audited the accompanying consolidated balance sheets of Nyati Mauritius Limited and Subsidiary as of December 31, 2006 and 2005, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31,2006, for the period from August I l, 2005 (inception)to December 31, 2005, and for the period from August 11,2005 (inception)to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nyati Mauritius Limited and Subsidiary as of December 31,2006 and 2005, and the results of its operations and its cash flows for the year ended December 31,2006, for the period from August 11,2005 (inception)to December31,2005, and for the period from August 11,2005 (inception)to December 31, 2006 in conformity with accounting principals generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, net capital deficiencies, and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Lean & Company P.A.

Pembroke Pines, Florida August 8,

2007

The accompanying notes are an integral part of these financial statements

NYATI MAURITIUS LIMITED AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

		Dec. 31,	Dec. 31,
		2006	2005
ASSETS
Current Assets
Cash and cash equivalents		$ -	$ -
Prepaid Expenses		3,723	-
Total Current Assets		3,723	0

Investment in subsidiary		-	-

Total Assets		$ 3,723	$ 0

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts Payables		$ 0	$ 1,500
Loan from shareholders		34,826	5,585

Total Current Liabilities		$ 34,826	$ 7,085

Stockholders’ Deficit

Common stock
50,000	shares authorized at $1.00 par value, 2 shares issued and outstanding at 12/31/2006 and none issued on 12/31/2005
		2	2
Additional paid-in capital		-	-
Deficit accumulated during the development stage		(31,105)	(7,087)
		-	-
Total Stockholders’ Deficit		(31,103)	(7,085)

Total Liabilities and Stockholders’ Deficit		$ 3,723	$ 0

The accompanying notes are an integral part of these financial statements

NYATI MAURITIUS LIMITED AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006, THE PERIOD FROM AUGUST 11, 2005 (INCEPTION) TO DECEMBER 31,2005 AND PERIOD FROM AUGUST 11, 2005 (INCEPTION) TO DECEMBER 31, 2006

	YEAR ENDED DECEMBER 31, 2006	FOR THE PERIOD FROM AUGUST 11, 2005 (INCEPTION) TO DECEMBER 31, 2005	FOR THE PERIOD FROM AUGUST 11, 2005 (INCEPTION) TO December 31, 2006
Revenue	$ -	$ -	$ -
Operating expenses	24,018	7,087	31,105
Loss from operations	(24,018)	(7,087)	(31,105)
Taxes	-	-	-
Loss for the period	$ (24,018)	$ (7,087)	$ (31,105)

Loss per Share:

Primary

$  (12,009)

          $   (3,044)

Weighted Average

Shares Outstanding

               2

                      2

The accompanying notes are an integral part of these financial statements

NYATI MAURITIUS LIMITED AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

for the period from August 11, 2005 (Date of Inception) to December 31, 2006

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Number		Paid In	Development	Stockholders
	Shares	Amount	Capital	Stage	(Deficiency)

Balance on Date of Inception	-	$ -	$ -	$ -	$ -
Issuance of common stock–Aug. 11, 2005	2	2	-	-	2

Net loss for the year 2005	-	-	-	(7,087)	(7,087)
Balance, December 31, 2005	2	2	-	(7,087)	(7,085)

Net loss for the year 2006	-	-	-	(24,018)	(24,018)
	-	-	-	-	-

Balance, December 31, 2006	2	$ 2	$ -	(31,105)	(31,103)

The accompanying notes are an integral part of these financial statements

                                       NYATI MAURITIUS LIMITED AND SUBSIDIARY

                                                          (A Development Stage Company)

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006, FOR THE PERIOD FROM AUGUST 11,    2005 (INCEPTION) TO DECEMBER 31, 2005 AND FOR THE PERIOD FROM AUGUST 11, 2005 .                                          (INCEPTION) TO DECEMBER 31, 2006

		For the Period	For the Period
		From August 11, 2005	From August 1, 2005
	Year Ended	to	(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Cash Flows from Operating Activities :

Net loss for the period	$ (24,018)	$ (7,087)	$ (31,105)
Adjustments to reconcile net income to net cash used by operating activities:
Changes in non-cash working capital balances:
Prepaid expenses	(3,723)	-	(3,723)
Trade & other payables	(1,500)	1,500	-
Net cash used by operating activities	(29,241)	(5,587)	(34,828)

Cash Flows used in Investing Activities:

Property, Plant & Equipment	-	- -	-
Net cash (used) provided by investing activities	-	- -	-

Cash Flows from Financing Activities:
Issuance of stock	-	2	2
Increase in shareholders loan	29,241	5,585	34,826
Net cash provided by financing activities	29,241	5,587	34,828

Increase (decrease) in cash and cash equivalents	0	0	0

Cash and cash equivalents, beginning of period	0	0	0

Cash and cash equivalents, end of the period	$ 0	$ 0	$ 0

The Company did not pay any amounts for interest or taxes during the above periods.

The accompanying notes are an integral part of these financial statements

Nyati Mauritius Limited.

(A Development Stage Company)

Notes to the Financial Statements

For the Period from August 11, 2005 (inception) to December 31, 2006

Note 1

Significant Accounting Policies

Basis of Presentation

These financial statements include consolidated accounts of the Company Nyati Mauritius Limited and its wholly owned subsidiary, Nyati Resources Limited. The company and it’s subsidiaries are incorporated in the nation of Mauritius.

Development Stage Company

The Company complies with Financial Accounting Standards Board Statement No.7 for its characterization of the Company as a development stage enterprise.

Cash and Cash Equivalents

The Company considers all investments purchased with a maturity of 90 days or less to be cash equivalents.

Oil and Gas Activities - Successful Efforts Method of Accounting

On April 4, 2005, the FASB adopted FASB Staff Position FSP FAS 19-1 that amends Statement of Financial Accounting Standards No. 19 (FAS 19), Financial Accounting and Reporting by Oil and Gas Producing Companies, to permit the continued capitalization of exploratory well costs beyond one year if (a) the well found a sufficient quantity of reserves to justify its completion as a producing well and (b) the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project.

The Company accounts for its crude oil exploration and natural gas development activities utilizing the successful efforts method of accounting. Under this method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not

Nyati Mauritius Limited.

(A Development Stage Company)

Notes to the Financial Statements

For the Period from August 11, 2005 (inception) to December 31, 2006 significantly affect the unit-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties. During the year $0 was charged to exploration expense for dry hole costs.

The application of the successful efforts method of accounting requires managerial judgment to determine that proper classification of wells designated as developmental or exploratory which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to2 analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive and actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Wells are drilled that have targeted geologic structures that are both developmental and exploratory in nature and an allocation of costs is required to properly account for the results. Delineation seismic incurred to select development locations within an oil and gas field is typically considered a development cost and capitalized, but often these seismic programs extend beyond the reserve area considered proved and management must estimate the portion of the seismic costs to expense. The evaluation of oil and gas leasehold acquisition costs requires managerial judgment to estimate the fair value of these costs with reference to drilling activity in a given area. Drilling activities in an area by other companies may also effectively condemn leasehold positions.

Asset Retirement Obligations

The Corporation recognizes the value of a liability for an asset retirement obligation in the year in which a reasonable estimate of value can be made.

Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation.  The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations.  Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the related asset retirement cost capitalized as part of the carrying amount of the related long-lived asset.  As at December 31, 2006, the value of the oil and gas property’s site restoration costs is insignificant.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future

Nyati Mauritius Limited.

(A Development Stage Company)

Notes to the Financial Statements

For the Period from August 11, 2005 (inception) to December 31, 2006 revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Goodwill and Intangible Assets

The Company has adopted the provisions of the FAS No. 142, “Goodwill and Intangible Assets”.  Under FAS No. 142, goodwill and intangible assets with indefinite lives are not amortized but are annually tested for impairment.  The determination of any impairment includes a comparison of the estimated future operating cash flows anticipated during the remaining life for the net carrying value of the asset as well as a comparison of the fair value to the book value of the Company or the reporting unit to which the goodwill can be attributed.

Income Taxes

The Company accounts for income taxes by the asset and liability method as mandated by Statement of Financial Standards Number 109.  Under this method, current income taxes are recognized for the estimated income taxes payable for the current year.  Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized. The Company is subject to taxes in the Country of Mauritious.

Mineral Properties

The costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

Financial Instruments

The carrying values of cash, accounts payable and accrued liabilities and due to related parties approximate their fair value because of the short maturity of these instruments.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, “Earnings per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  As at December 31, 2006 the Company did not have any instruments that would dilute the Company’s shareholding.

Nyati Mauritius Limited.

(A Development Stage Company)

Notes to the Financial Statements

For the Period from August 11, 2005 (inception) to December 31, 2006

Foreign Currency Translation

The accounts of the Company are translated in accordance with Statement of Financial Accounting Standard No. 52, which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date.  Results of operations are translated using the average rates prevailing throughout the period.  The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the accumulated other comprehensive adjustment in shareholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make assumptions and estimates that effect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Note 2

Nature and Continuance of Operations

The Company was incorporated under the laws of the country of Mauritius on August 11, 2005 as Nyati Mauritius Limited.

The Company’s share capital is comprised of authorized common stock of 50,000 shares at $1 par value. The common shareholders have a right to one vote per share held.  At inception, the company issued 2 shares at $1 par value to the subscribers of the company.

The Company is in the development stage and is in the process of acquiring and exploring oil and gas properties located in Botswana.  The recoverability of amounts shown for oil and gas properties is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest therein, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production or proceeds from their disposition.

These annual financial statements have been prepared in accordance with generally accepted accounting principles U.S. applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. The Company has had recurring losses since inception, deficits in its capital accounts, and negative working capital all of which raise doubt as to it’s ability to continue without infusion of cash resources. Management considers that the

Nyati Mauritius Limited.

(A Development Stage Company)

Notes to the Financial Statements

For the Period from August 11, 2005 (inception) to December 31, 2006

Company will be able to obtain additional funds by equity financing and/or related party advances; however there is no assurance of additional funding being available.

Note 3

Fixed Assets

The Company did not have any fixed assets as at December 31, 2006. All fixed assets acquired in future will be recorded at cost. Depreciation would be provided for using the straight-line method.

Note 4

Related Party Transactions

     Amounts due to related parties consist of loan in the amount of $34,826 from LMA

     Hughes,   LLLP which is the controlling company. As at December 31, 2006 these loans remain payable to LMA Hughes, LLLP and are unsecured, non-interest bearing and without specific terms for repayment.

Note 5

Income Taxes

The Company is incorporated in the Country of Mauritius and is subject to the corporate taxes of Mauritious. The Corporate tax rate is 25% and losses can be carried forward until such time as profits are made. Losses are not available for carryforwards if there is more than a 50% change in ownership. Currently the Company has a net loss carryforward  of $31,105.The Company has a deferred tax asset of $7,776 which has been offset by a valuation allowance.

Note 6

Subsequent Events

(i)

The Company acquired a controlling stake (90%) in a company called Nyati Botswana (Proprietary) Limited through it’s wholly owned subsidiary by acquiring 90 shares of Nyati Botswana on February 14, 2007 at par value i.e. Pula 1 per share. Nyati Botswana (Proprietary) Limited is a oil and gas (exploration stage) company. As on this date, the other 10% shares of Nyati Botswana were held by Swansi Holdings Corp.

(ii)

On March 2, 2006 Swansi Holdings Corp. had entered into a call options agreement to buy 50 shares of Nyati Resources Botswana (Proprietary) Limited from Nyati Resources Limited at $1 per share. As stated under (i) above on February 14, 2007 Nyati Resources Limited sold 10 shares of Nyati Resources Botswana (Proprietary) Limited to Swansi Holdings Corp. pursuant to their exercising the call option agreement mentioned above.  On June 6, 2007 Nyati Resources Limited sold a further 40 shares of Nyati Resources Botswana (Proprietary) Limited to Swansi Holdings Corp. pursuant to their exercising the

Nyati Mauritius Limited.

(A Development Stage Company)

Notes to the Financial Statements

For the Period from August 11, 2005 (inception) to December 31, 2006 call options agreement mentioned above, thus bringing down the ownership of Nyati Resources Limited in Nyati Resources Botswana (Proprietary) Limited from 90% to 50%.

                                                                                                             F-12

NYATI MAURITIUS LIMITED AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS AS AT

		September 30,	Dec 31,
		2007	2006
ASSETS
Current Assets
Cash and cash equivalents		$ 10,413	$ -
Escrow Deposit		7,741	-
Prepaid Expenses		6,738	3,723
Total Current Assets		24,892	3,723

Fixed Assets		296	-
Less: Accumulated Depreciation		(63)	-
Oil and Gas Properties		29,356	-

Total Assets		$ 54,481	$ 3,723

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts Payables		$ 35,206	$ -
Loan from shareholders		162,610	34,826
Due to Safgas		10,294	-
Total Current Liabilities		$ 208,110	$ 34,826

Stockholders’ Deficit:

Common stock
50,000	shares authorized at $1.00 par value, 100 shares and 2 shares issued and outstanding at 09/30/2007 and 12/31/2006, respectively
		100	2
Additional paid-in capital		-	-
Minority Interest		(74,156)	-
Deficit accumulated during the development stage		(79,573)	(31,105)
		-	-
Total Stockholders’ Deficit		(153,629)	(31,103)

Total Liabilities and Stockholders’ Deficit		$ 54,481	$ 3,723

The accompanying notes are an integral part of these financial statements

NYATI MAURITIUS LIMITED AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND THE PERIOD FROM AUGUST 11, 2005 (INCEPTION) TO SEPTEMBER 30, 2007

	NINE MONTHS ENDED SEPTEMBER 30, 2007	NINE MONTHS ENDED SEPTEMBER 30, 2006	FOR THE PERIOD FROM AUGUST 11, 2005 (INCEPTION) TO SEPTEMBER 30, 2007
Revenue	$ -	$ -	$ -
Operating expenses	60,569	1,418	91,674
Loss from operations before Minority Interest	(60,569)	(1,418)	(91,674)
Minority Interest	12,101	-	12,101
Taxes	-	-	-
Loss for the period	$ (48,468)	$ (1,418)	$ (79,573)

Loss per Share:

Primary

         $       (1,385)

            $   (709)

Weighted Average

Shares Outstanding

                       2

The accompanying notes are an integral part of these financial statements

NYATI MAURITIUS LIMITED AND SUBSIDIARIES

(An Development Stage Company)

  CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

for the period from August 11, 2005 (Date of Inception) to September 30, 2007

					Deficit
					Accumulated
	Common Stock		Additional		During the	Total
	Number		Paid In	Minority	Development	Stockholders
	Shares	Amount	Capital	Interest	Stage	(Deficiency)

Balance on Date of Inception	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock Aug. 11, 2005	2	2	-	-	-	2

Net loss for the year 2005	-	-	-	-	(7,087)	(7,087)
Balance, December 31, 2005	2	2	-	-	(7,087)	(7,085)

Net loss for the year 2006	-	-	-	-	(24,018)	(24,018)
Balance, December 31, 2006	2	2	-		(31,105)	(31,103)

Net Loss for the nine months ended September 30, 2007	-	-	-	-	(48,468)	(48,468)
Shares Issued	98	98	-			98
Minority Interest	-	-	-	(74,156)	-	(74,156)
Balance, September 30, 2007	100	100	-	(74,156)	(79,573)	(153,629)

The accompanying notes are an integral part of these financial statements

NYATI MAURITIUS LIMITED AND SUBSIDIARIES

(An Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND FOR THE PERIOD FROM AUGUST 11, 2005 (DATE OF INCEPTION) TO SEPTEMBER 30, 2007

			For the Period
			From August 1, 2005
	Nine months Ended	Nine months Ended	(Inception) to
	September 30,	September 30,	September 30,
	2007	2006	2007

Cash Flows from Operating Activities :

Net loss for the period	$ (48,468)	$ (1,418)	$ (79,573)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	43	-	43
Minority Interest in net loss of subsidiaries	(12,101)	-	(12,101)
Changes in working capital balances:
Prepaid expenses	2,347	-	(1,376)
Deposits & other	395	-	395
Trade & other payables	26,653	0	26,653
Net cash used by operating activities	(31,131)	(1,418)	(65,959)

Cash Flows used in Investing Activities:

Cash acquired upon investment in subsidiary	1,616	-	1,616
Oil and gas properties	(6,780)	- -	(6,780)
Net cash used by investing activities	(5,164)	- -	(5,164)

Cash Flows from Financing Activities:
Issuance of stock	98	-	100
Due to Safgas	7,603	-	7,603
Increase in shareholders loan	39,007	1,418	73,833
Net cash provided by financing activities	46,708	1,418	81,536

Effects on exchange rates on cash	-	-	-

Increase in cash and cash equivalents	10,413	0	10,413

Cash and cash equivalents, beginning of period	0	0	0

Cash and cash equivalents, end of the period	$ 10,413	$ 0	$ 10,413

The accompanying notes are an integral part of these financial statements

Nyati Mauritius Limited and Subsidiaries

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from August 11, 2005 (inception) to September 30, 2007

Note 1

Significant Accounting Policies

Basis of Presentation

These financial statements include consolidated accounts of the Company Nyati Mauritius Limited and its wholly owned subsidiary, Nyati Resources Limited and Nyati Botswana (Proprietary) Limited, in which Nyati Resources has 50% shareholding.

Development Stage Company

The Company complies with Financial Accounting Standards Board Statement No.7 for its characterization of the Company as development stage.

Cash and Cash Equivalents

The Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Oil and Gas Activities - Successful Efforts Method of Accounting

On April 4, 2005, the FASB adopted FASB Staff Position FSP FAS 19-1 that amends Statement of Financial Accounting Standards No. 19 (FAS 19), Financial Accounting and Reporting by Oil and Gas Producing Companies, to permit the continued capitalization of exploratory well costs beyond one year if (a) the well found a sufficient quantity of reserves to justify its completion as a producing well and (b) the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project.

The Company accounts for its crude oil development and natural gas development activities utilizing the successful efforts method of accounting. Under this method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the unit-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties.

The application of the successful efforts method of accounting requires managerial judgment to determine that proper classification of wells designated as developmental or exploratory which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination

Nyati Mauritius Limited and Subsidiaries

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from August 11, 2005 (inception) to September 30, 2007 that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive and actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Wells are drilled that have targeted geologic structures that are both developmental and exploratory in nature and an allocation of costs is required to properly account for the results. Delineation seismic incurred to select development locations within an oil and gas field is typically considered a development cost and capitalized, but often these seismic programs extend beyond the reserve area considered proved and management must estimate the portion of the seismic costs to expense. The evaluation of oil and gas leasehold acquisition costs requires managerial judgment to estimate the fair value of these costs with reference to drilling activity in a given area. Drilling activities in an area by other companies may also effectively condemn leasehold positions.

Asset Retirement Obligations

The Corporation recognizes the value of a liability for an asset retirement obligation in the year in which a reasonable estimate of value can be made.

Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation.  The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations.  Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the related asset retirement cost capitalized as part of the carrying amount of the related long-lived asset.  As at September 30, 2007 the value of the oil and gas property’s site restoration costs is insignificant.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Goodwill and Intangible Assets

The Company has adopted the provisions of the FAS No. 142, “Goodwill and Intangible Assets”.  Under FAS No. 142, goodwill and intangible assets with indefinite lives are not amortized but are annually tested for impairment.  The determination of any impairment includes a comparison of the estimated future operating cash flows anticipated during the

Nyati Mauritius Limited and Subsidiaries

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from August 11, 2005 (inception) to September 30, 2007 remaining life for the net carrying value of the asset as well as a comparison of the fair value to the book value of the Company or the reporting unit to which the goodwill can be attributed.

Income Taxes

The Company accounts for income taxes by the asset and liability method as mandated by Statement of Financial Standards Number 109.  Under this method, current income taxes are recognized for the estimated income taxes payable for the current year.  Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized. The Company is subject to income taxes in the Country of Mauritius.

Mineral Properties

The costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

Financial Instruments

The carrying values of cash, accounts payable and accrued liabilities and due to related parties approximate their fair value because of the short maturity of these instruments.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, “Earnings per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  As at September 30, 2007 the Company did not have any instruments that would dilute the Company’s shareholding.

 Foreign Currency Translation

The accounts of the Company are translated in accordance with Statement of Financial Accounting Standard No. 52, which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date.  Results of operations are translated using the average rates prevailing throughout the period.  The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the accumulated other comprehensive adjustment in shareholders’ equity.

Nyati Mauritius Limited and Subsidiaries

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from August 11, 2005 (inception) to September 30, 2007

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make assumptions and estimates that effect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Note 2

Nature and Continuance of Operations

The Company was incorporated under the laws of the country of Mauritius on August 11, 2005 as Nyati Mauritius Limited.

The Company’s share capital is comprised of authorized common stock of 50,000 shares at $1 par value. The common shareholders have a right to one vote per share held.  At inception, the company issued 2 shares at $1 par value to the subscribers of the company.

Nyati Resources Limited acquired a controlling stake (90%) in a company called Nyati Botswana (Proprietary) Limited, when 90 shares of Nyati Botswana were issued to Nyati Resources on February 14, 2007 at par value i.e. Pula 1 per share. Nyati Botswana (Proprietary) Limited is a oil and gas (development stage) company. As on this date, the other 10% shares of Nyati Botswana were held by Swansi Holdings Corp.

On March 2nd, 2007 Swansi Holdings Corp. had entered into a call options agreement to buy 40 shares of Nyati Botswana (Proprietary) Limited from Nyati Resources Limited at $1 per share. On June 6th, 2007 Nyati Resources Limited sold 40 shares of Nyati Botswana (Proprietary) Limited to Swansi Holdings Corp. pursuant to their exercising the call options agreement mentioned above, thus bringing down the ownership of Nyati Resources Limited in Nyati Botswana (Proprietary) Limited from 90% to 50%.  As on September 30, 2007 the company’s shareholding in Nyati Botswana (Proprietary) Limited stood at 50%. The other 50% in Nyati Botswana (Proprietary) Limited was held by Swansi Holdings Corp.

The Company issued 98 shares to its holding company LMA Hughes, LLP on July 2nd, 2007 at par value, thus bringing the total shares issued and outstanding of the company to 100. All shares of the company were held by LMA Hughes, LLP as on September 30, 2007.

The Company is in the development stage and is in the process of acquiring and exploring oil and gas properties located in Botswana.  The recoverability of amounts shown for oil and gas properties is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest therein, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production or proceeds from their disposition.

Nyati Mauritius Limited and Subsidiaries

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from August 11, 2005 (inception) to September 30, 2007

These annual financial statements have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. The Company has had recurring losses since inception, deficits in its capital accounts, and negative working capital all of which raise doubt as to it’s ability to continue without infusion of cash resources. Management considers that the Company will be able to obtain additional funds by equity financing and/or related party advances; however there is no assurance of additional funding being available.

Note 3

Fixed Assets

All fixed assets are recorded at cost. Depreciation is provided for using the straight-line method as follows:

	September 30,			December 31,
	2007			2006
Accumulated
Asset Class	Cost	Depreciation	Net	Net
Property, Plant & Equipment	$ 296	$ 63	$ 233	$ --

Total	$ 296	$ 63	$ 233	$ --

Estimate for the life of property, plant and equipment is 10 years and a 10% rate of depreciation is assumed fair.

Note 4

Oil and Gas Properties

The Company has acquired leases in unproved oil and gas properties located in Botswana.  Under the terms of the lease agreements the Company is required to pay its share of royalties and other obligations.  The Company paid $7,578 and $7,996 for the lease years ended September 30, 2005 and 2006, respectively to the Government of Botswana under such lease agreements. Such leases expire in September 30, 2008. There is no assurance that the leases will be extended by the government.

Pursuant to such contracts, as at September 30, 2007 the Company was obligated to pay $13,263 to maintain the leases as follows:

Nyati Mauritius Limited and Subsidiaries

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from August 11, 2005 (inception) to September 30, 2007

Year end December 31,	2007	$7,579
	2008	$5,684
	Total	$13,263

This amount does not contemplate funds required for exploration.

Pursuant to the lease agreements the Company was required to expend the following amounts during the lease period:

Lease

Amount

Conversion

Period Ended

 Description

in Pulas

Rate

US Dollars

9/30/06

Study of Data,

$1,150,000

$.1640(1)

$ 188,600

Bore hole to 300m,

Desorption study for

6 months

9/30/07

Data interpretation,

Permeability study,

Drill production

 borehole,  Test

CBM produced

$2,000,000

N/A

9/30/08

Full feasibility

Study, Production

And marketing Study

$3,000,000

N/A

(1)

Conversion rate used is based on inter-bank rate at 9/30/06.

As of September 30, 2007 the Company has not expended the amounts required during the lease period. The Company intends to perform the requirements of year one in year two, however it is not in compliance with the lease terms. Management does not believe that this will have a negative effect on the lease agreements with the Government.

Note 5

Related Party Transactions

Amounts due to related parties consist of loan in the amount of $162,610 from LMA Hughes, LLLP which is the controlling company. As at September 30, 2007 these loans remain payable to LMA Hughes, LLLP and are unsecured, non-interest bearing and without specific terms for repayment.

Zulu Energy Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

December 31, 2005 and 2006

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Zulu Energy, Corp. (“Zulu”) acquired all the outstanding stock of Nyati Mauritius Limited on December 20, 2007 pursuant to stock purchase agreements. The aggregate consideration for the acquisition was the issuance of 30,000,000 shares of Zulu’s common stock.

Zulu Energy, Corp. (“Zulu”) acquired 50% of the outstanding stock of Nyati Botswana (Proprietary) Limited from Swansi Holdings, Corp. on December 20, 2007. The consideration for the acquisition was $3,000,000 in cash and an option to acquire 15,000,000 million shares of Zulu at $1.50 expiring five years after issuance.

The unaudited pro forma statements of Zulu for the year ended June 30, 2007 and for the three months ended September 30, 2007 give effect to both acquisitions. The shares issued have been valued at $1.40, the last trading date closing prior to December 20, 2007. The acquisition has been accounted as a reverse merger and recapitalization of Zulu.

The fair value of the net assets acquired has been estimated pending completion of a valuation by an independent appraiser.

Zulu Energy Corp.

(An Exploration Stage Company)

PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2007

(UNAUDITED)

	Historical
	Zulu Energy, Corp	Nyati Mauritius Limited	Adjustments		Pro Forma
ASSETS
Current Assets
Cash	$ -	$ 21,111	$ -		$ 21,111
Escrow deposits	-	7,599	-		7,599
Prepaid expenses	-	7,754	-		7,754
Total Current Assets	-	36,464	-		36,464

Fixed assets, net	-	247	-		247

Oil and gas properties		28,818	3,000,000	(2)	3,028,818

Total Assets	$ -	$ 65,529	$ 3,000,000		$ 3,065,529

LIABILITIES AND
STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$ 16,800	$ 19,806	$ 3,000,000	(2)	$ 3,036,606
Loan from shareholder	-	149,956	-		149,956
Other current liability	-	16,206	-		16,206
Total Current Liabilities	16,800	185,968	3,000,000		3,202,768

Stockholders’ deficit
Common Stock	5,200	2	30,000 (2)	(3) (4)	35,200
Additional Paid in capital	33,300	-	41,970,000	(3)	42,003,300
Deficit Accumulated During Exploration Stage	(55,300)	(55,976)	(64,465) (2) (42,000,000)	(1) (4) (3)	(42,175,239)
Minority Interest		(64,465)	64,465	(1)	-
Total Stockholders’ Deficit	16,800	(120,439)	-		(137,239)
Total Liabilities and Stockholders’ Deficit	$ -	$ 65,529	$ 3,000,000		$3,065,529

Zulu Energy Corp.

(An Exploration Stage Company)

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

	Historical
	Zulu Energy, Corp	Nyati Mauritius Limited	Adjustments		Pro Forma

General and Administrative	$ -	$33,288	$ 9,691		$ 42,979

Total Operating Loss	-	(33,288)	(9,691)		(42,979)

Minority Interest	-	9,691	(9,691)	(4)	-

Net Loss	$ -	$(23,597)	$ (9,691)		$ (42,979)

Earnings per Share
Basic and Fully Diluted	N/A	-			-

Weighted Average Common Shares Outstanding	52,000,000	-	30,000,000		82,000,000

Zulu Energy Corp.

(An Exploration Stage Company)

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – The Company acquired the remaining ownership interest in Nyati Botswana (Private) Limited (“Botswana”) from Swansi Holdings and therefore owns 100%.

NOTE 2 –  50% of the net assets of  Botswana are fair valued at $3,000,000 the cash consideration to be paid.

NOTE 3 – The shares issued to acquire Nyati Resources Limited (“NR”) are valued at $1.40 per share for a total fair value of $42,000,000. Due to the recapitalization, no goodwill is allowed.

NOTE 4 – The Company acquire 100% of the interest of Botswana and therefore there is no longer a minority interest.

NOTE 5 – The Company issued 30,000,000 shares to acquire NR. For the pro forma presentation such shares are considered to be outstanding from the beginning of the period. Dilutive share computation have not been presented since the results would be antidilutive.

The accompanying notes are an integral part of these financial statements

EXHIBIT INDEX

Exhibit Number

            Description

Exhibit 3.1

Amended and Restated Articles of Incorporation

Exhibit 10.1

Stock Exchange Agreement and Plan of Reorganization, dated December 19, 2007

Exhibit 10.2

Stock Purchase Agreement, dated December 19, 2007

Exhibit 10.3

Tax Indemnification Agreement

Exhibit 99.1

Press release dated December 24, 2007 of Zulu Energy Corp.